EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Jammin Java Corp. (the "Company") on Form 10-Q for the period ended July 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anh Tran, the President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Reporting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 20, 2010

Anh Tran

/s/ Anh Tran
(Principal Executive Officer, Principal Financial Officer and
Principal Accounting Officer)